Exhibit 107

Calculation of Filing Fee Table

Post-Effective Amendment to Form F-3

(Form Type)

Canaan Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A ordinary share, par value US$ 0.00000005 per share(1)	457(r)	(2)	(3)	(3)	—	$—
	Equity	Preferred share, par value US$ 0.00000005 per share	457(r)	(2)	(3)	(3)	—	$—
	Others	Warrants	457(r)	(2)	(3)	(3)	—	$—
	Others	Subscription Rights Units	457(r)	(2)	(3)	(3)	—	$—

	Unallocated (Universal) Shelf	(2)	457(o)	$143,719,805	—	$143,719,805	0.00011020	$15,837.92

Carry Forward Securities

Carry Forward Securities	Equity	Class A ordinary share, par value US$ 0.00000005 per share(1)	415(a)(6)	$745,719,805 (4)	N/A	$745,719,805			424B5	333-255470	November 25, 2022	$82,178.32

	Total Offering Amount/Registration Fee					$148,000,000		$16,309.60

	Total Fees Previously Paid							$82,178.32

	Total Fee Offsets							—

	Net Fees Due							—

(1)

American depositary shares issuable upon deposit of class A ordinary shares registered hereby have been registered under a separate registration statement on Form F–6 (Registration No. 333–234194). Each American depositary share represents fifteen Class A ordinary shares.

(2)	There is being registered hereunder an indeterminate number of shares of (a) Class A Ordinary Shares, (b) preferred shares, (c) warrants, (d) subscription rights units, consisting of some or all of these securities in any combination, as shall have an aggregate initial offering price not to exceed US$148,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act.

(4)	Pursuant to 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant’s prospectus supplement (File No. 333-255470), filed on November 25, 2022 (the “Prospectus Supplement”). The Prospectus Supplement registered the offer and sale of up to $750,000,000 of the registrant’s Class A Ordinary Shares represented by American depositary shares, which may be issued and sold under an At the Market Offering Agreement, as amended, with H.C. Wainwright & Co., LLC. The registrant previously paid a fee of $82,650.00 related to such $750,000,000 in Class A Ordinary Shares. Of such shares of Class A Ordinary Shares, $745,719,805 remain unsold (the “Unsold Shelf Securities”). The registrant has determined to include in this registration statement $148,000,000 of the Unsold Shelf Securities. Pursuant to Rule 457(b) under the Securities Act, the filing fee of $82,178.32 relating to $745,719,805 of the Unsold Shelf Securities under the Prospectus Supplement, which was paid under the Prospectus Supplement, will continue to be applied to the registrant’s total registration fee. Accordingly, there is no registration fee due.